EXHIBIT 10.46

NESTLÉ S.A.

Dreyer’s Grand Ice Cream Holdings, Inc.
5929 College Avenue
Oakland, CA 94618
U.S.A.
Att. A. Romaneschi
Executive Vice President and
Chief Financial Officer
Vevey, 11th February, 2004

Re:	Bridge Loan Facility for up to USD 400 million dated June 11, 2003 by and between Nestlé S.A. and Dreyer’s Grand Ice Cream Holdings, Inc., as amended

Dear Mr. Romaneschi,

As discussed, the referenced Bridge Loan Facility shall be amended, effective as of March 23rd, 2004, by replacing in its entirety the Margin paragraph with the following:

Margin	Rating	Margin

	AAA	12.5	basis points
	AA	20	basis points
	A+/A1	25	basis points
	A/A2	35	basis points
	A-/A3	40	basis points
	BBB+/Baa1	50	basis points
	BBB/Baa2	60	basis points
	BBB+/Baa3	70	basis points
	BBB-	80	basis points
	BB/BB-	90	basis points

The applicable Margin shall be the one set above opposite the long term unsecured debt rating, to be defined according to Annex 1 hereto, of the Borrower, as determined by the Lender, based upon (i) each half yearly and yearly financial statements of the Borrower, as published, and (ii) the net debt/Ebitda, adjusted for non-recurring deal expenses/revenues (both cash and non-cash) and for the effects of reverse acquisition accounting, and operating cash-flow/debt ratios of such financial statements, and be applicable as from the date of publication of such financial statements by the Borrower until the next date of publication of such financial statements by the Borrower.

NESTLÉ S.A.

The Borrower shall provide the Lender with each of its half yearly and yearly financial statements simultaneously with their publication to the market, and the Lender shall notify the Borrower of the applicable Margin with five (5) days upon receipt of such financial statements.

All other terms and conditions of the referenced Bridge Loan Facility are unchanged by this amendment letter and remain in full force and effect.

Please indicate your agreement by signing and returning to us the attached copy of this amendment letter.

Nestlé S.A.

/s/ J. MARMIER	/s/ G. DUPUIS

J. Marmier	G. Dupuis

Agreed and accepted:

Dreyer’s Grand Ice Cream Holdings, Inc.

/s/ ALBERTO ROMANESCHI

By: Alberto Romaneschi